EXHIBIT 10.34


                          CRESTAR FINANCIAL CORPORATION


                                   CERTIFICATE


      I, James J. Kelley, hereby certify that I am the duly appointed and qualified Human Resources Director of Crestar Financial Corporation, and that the amendments to the Crestar Financial Corporation Deferred Compensation Program Under Management Incentive Compensation Plan of Crestar Financial Corporation and Affiliated Corporations attached to this Certificate were implemented by me this date pursuant to action of the Human Resources and Compensation Committee of the Board of Directors taken on September 26, 1996, which action remains in full force and effect as of the date of this Certificate.






Dated:___________________           _________________________________
                                    James J. Kelley
                                    Human Resources Director



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                                                                      EXHIBIT I

      Amendments to the Crestar Financial Corporation Deferred Compensation Program Under Management Incentive Compensation Plan of Crestar Financial
                    Corporation and Affiliated Corporations
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The Crestar Financial Corporation Deferred Compensation Program Under Management
Incentive Compensation Plan of Crestar Financial Corporation and Affiliated Corporations (the "Program") is amended as set forth below, effective as of September 21, 1995, unless otherwise indicated:

1. Subsection 2(b) is amended by adding the following sentence to the end of that Subsection:

      If a Participant fails to submit a properly completed Beneficiary Designation Form prior to his death, or if none of the Beneficiaries named by the Participant survives the Participant or is in existence at the date of the Participant's death, any death benefits payable on account of the Participant's death shall be paid to the Participant's estate.

2. Subsection 3(b) is amended by adding the following sentences before the final sentence of that Subsection:

      The minimum deferral amount for the 1995 Award Year is $4,000. The Committee may change the minimum deferral amount for any Award Year and eligible employees for each Award Year shall be notified of the applicable minimum deferral amount for that Award Year at the time they are provided with election forms for that Award Year.

3. Section 3 is amended by adding the following Subsection 3(i) to the end of that Subsection:

            (i) Effective for the 1996 Award Year and later Award Years, Deferred Cash Awards shall not be available for election by Participants.

4. Section 5 is amended to read as follows, effective January 1, 1997:

      Obligation of Employers. This Program is unfunded and a Deferred Award is at all times a mere contractual obligation of the Participant's Employer. A Participant and his Beneficiaries are unsecured creditors of the Participant's Employer with respect to Deferred Awards and any claim for the payment of Deferred Awards. An Employer is not required to segregate

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      any funds nor issue any notes or security  for the payment of any Deferred
      Award. To the extent payments of Deferred Awards are made from the Trust described in Subsection 11(b) or from any other source, an Employer's obligation to make such Deferred Award payments is satisfied.

5. The last sentence of Section 7 is amended to read as follows:

      A Participant and his Beneficiaries have no rights against any specific asset of any Employer and are unsecured general creditors of the Participant's Employer.

6. Section 9 is amended by deleting Subsection 9(d).

7. Subsection 10(a) is amended by adding the following language to the end of the final sentence of that Subsection:

      or, effective for the 1995 Award Year and later Award Years, a Participant may elect to have the payment of his Deferred Income Benefit Award paid in a lump sum.

8. Subsection 10(e) is amended by adding the following paragraph (4) to the end of that Subsection.

            (4) The provisions of this paragraph (e)(4) supersede the provisions of paragraphs (e)(1) and (e)(2) of this Section 10 for all Deferred Income Benefit Awards attributable to the 1996 Award Year and later Award Years when a Participant dies before receiving the first payment attributable to any such Award. If this Subsection applies, a Participant's Beneficiaries will receive, on or about February 15 of the year following the year in which the Participant dies, benefits attributable to such Award, either in a lump sum or installments, as determined by the Participant's related Deferred Income Benefit Award Election Form for the relevant Award Year. The amount of such payments shall be determined as the amount of the Deferred Award plus earnings credited to such Award through the payout period. In addition, the Beneficiaries will receive, on or about February 15 of the year following the year of the Participant's death, a lump-sum benefit equal in the aggregate to 50 percent of the amount of each of the Participant's original Deferred Income Benefit Awards attributable to the 1996 Award Year and each later Award Year.

9. Subsection 11(b) is further amended and restated to read as follows, effective January 22, 1998:

            (b) Crestar Bank, ("Sponsor"), has established the Crestar Bank Deferred Compensation Plans Trust (the "Trust"). The Trust is intended to be a grantor "rabbi" trust, which is considered an unfunded arrangement

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      under ERISA. Assets of the Trust are subject to the claims of creditors of the Sponsor in the event of the Sponsor's insolvency, as defined in the Trust Agreement and Participants and their Beneficiaries have no preferred claim on, or any beneficial ownership interest in any assets of the Trust. Upon a Change in Control, but in no event longer than fifteen days following a Change in Control, the Sponsor shall make irrevocable contributions to the Trust in an amount sufficient to pay, on a present value basis, the benefits the Participants or their Beneficiaries would be entitled to receive under this Program as of the date on which the Change in Control occurred and benefits that may accrue thereafter under the terms of the Program to Participants and their Beneficiaries. The Sponsor shall thereafter make additional irrevocable contributions to the Trust in an amount that is sufficient to maintain the Trust's funding at the level described in the preceding sentence. Following a Change in Control, benefits under this Program shall continue to be paid to each Participant in accordance with the terms of his election under this Program or to his Beneficiaries in accordance with the terms of this Program. No change in the Participant's election may be made without the consent of the Participant or Beneficiary to whom such change would apply. Any benefits paid to a Participant or Beneficiary from the Trust shall, to the extent of such payment, reduce the Employers' obligation to pay such benefits from their general assets.

10. Subsection 11(c) is revised to read as follows, effective January 22, 1998:

            (c) Change in Control means "Change in Control" as defined under the Crestar Bank Deferred Compensation Plans Trust, dated December 30, 1997 and effective as of January 22, 1998, as amended at the relevant time.

11. The second and third sentences of Section 15 are deleted and the following sentences are substituted therefor:

      The Employers may assign their responsibilities and obligations under this Program to anyone with or without notice to Participants or their Beneficiaries; provided, however, that following a Change in Control, a successor to an Employer automatically assumes the responsibilities and liabilities of the predecessor Employer under this Program and does not have the right to assign its obligation to pay Deferred Awards without the consent of the affected Participant or Beneficiary, except that responsibilities and obligations of such a successor Employer may be further assigned to its successor in interest upon a subsequent Change in Control of such successor and payments made by the Trust described in Subsection 11(b) or from any other source eliminate or reduce the obligation of an Employer or its successor, to the extent of such payment, to pay Deferred Awards from its general assets. Any attempted improper assignment is void.